Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
David Price
Chief Financial Officer
(212) 457-8200
dprice@edgar-online.com

EDGAR Online Reports Second Quarter 2010 Results

NEW YORK, NY – August 11, 2010 – EDGAR® Online, Inc. (NASDAQ: EDGR), a leader in the creation of XBRL financial reports and the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets, today reported unaudited financial results for the second quarter and first half of 2010.

Total revenues for the quarter ended June 30, 2010 were $5.0 million as compared to $4.6 million for the quarter ended June 30, 2009. For the six months ended June 30, 2010, total revenues were $9.4 million compared to $8.8 million for the corresponding period in 2009.

Revenues from XBRL filings, which are included in total revenue, were $1.7 million for the second quarter, a 126% increase over the second quarter of 2009. For the six months ended June 30, 2010, revenues from XBRL filings were $2.7 million, a 166% increase over the corresponding period in 2009. For the quarter and six months ended June 30, 2010, the increase in revenue from XBRL filings was partially offset by a decrease in revenues from subscriptions and a slight decline in data.

Philip Moyer, EDGAR Online President and CEO, stated, “We were pleased with both the financial results and operational performance of our filings business in the second quarter, particularly since a number of companies have commenced reporting with Detail Tagged Footnotes (DFN), which preparation expands customer demand for XBRL services, while requiring significantly more expertise than the tagging of the initial Primary Financial Statements.”

“The U.S. Market for XBRL filings services should continue its robust expansion. However, because of the differing pricing and anticipated profit margins in servicing the filing requirements of the SEC-designated tier 1, 2 and 3 companies, the expectation of future pricing adjustments in the market and the ongoing reassessment of their own approach to this market by current and potential strategic partners, it has become difficult to accurately forecast anticipated filings revenues, particularly since we will shortly commence negotiation of the annual pricing review required under our agreement with R.R. Donnelley & Sons Company, who in turn, has announced plans to merge with Bowne & Co., Inc. Due to these factors we anticipate that revenues from our filings business will continue to grow year over year, but that we are unlikely to see consistently sequential quarter on quarter growth.”

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Merger Agreement

During the second quarter of 2010, EDGAR Online announced the signing of a definitive merger agreement with UBmatrix, Inc. (“UBmatrix”). The issuance of our stock in the merger and in a related sale of shares to shareholders of UBmatrix is subject to the approval of our shareholders. Mr. Moyer stated “Upon completion, the merger will create a global end-to-end provider of solutions for the creation, validation and analysis of XBRL content. UBmatrix is one of the original inventors of the XBRL financial standard being mandated worldwide by many regulators to improve the transparency and efficiency of business reporting.”

“The merger will combine EDGAR Online’s strength in the XBRL filings and XBRL data markets, with UBmatrix’s experience in providing XBRL related software to independent software vendors and major U.S. and international regulators. The combined entity will be better positioned to pursue global markets with XBRL-based financial transparency solutions. In addition, UBmatrix’s current agreements with Oracle and SAP, which integrate the UBmatrix software into the Oracle and SAP XBRL reporting solutions, will provide EDGAR Online with new partnerships and distribution channels.”

Operating Results and Highlights

Total revenues for the second quarter of 2010 increased by $0.4 million to $5.0 million compared to revenues of $4.6 million in the second quarter of 2009. Total revenues for the six months ended June 30, 2010 increased by $0.6 million to $9.4 million compared to the corresponding period in 2009. This is principally attributable to an increase in revenue from XBRL filings of $1.0 million in the three months and $1.7 million in the six months ended June 30, 2010, which resulted from an increase in trial detailed footnote filings from companies required to file such detail under the SEC mandate for quarters ending after June 15, 2010. The revenue increase was partially offset by the continued decline in demand for our subscription products.

Cost of revenues was $2.0 million for the second quarter of 2010 compared to $1.2 million for the second quarter of 2009. Cost of revenues for the first six months of 2010 was $3.5 million compared to $2.3 million for the corresponding period in 2009. The increase in cost of revenues for both the three and six month periods ended June 30, 2010 is principally attributable to additional payroll and infrastructure related costs as the Company grows its XBRL filings business.

Operating expenses of $4.2 million for the second quarter of 2010 increased by $0.5 million from $3.7 million for the second quarter of 2009 principally as a result of fees associated with the UBmatrix transaction, additional payroll related expenses and increased rent from our expansion into additional space at our Rockville, Maryland facility. For the six months ended June 30, 2010, operating expenses increased by $0.3 million over the corresponding period in 2009, primarily as a result of the above quarterly increases as well as severance costs and higher depreciation and amortization costs in 2010, partially offset by a decrease in marketing expenses in 2010 compared to 2009.

As a result of the cost fluctuations noted above, operating loss was ($1.2 million) for the quarter ended June 30, 2010 compared to operating loss of ($0.3 million) for the quarter ended June 30, 2009 and ($1.0 million) for the first quarter of 2010.

Cash and short term investments were $11.1 million at June 30, 2010 as compared to $2.3 million at December 31, 2009, with the increase principally a result of $11.2 million of net proceeds from the convertible Series B Preferred Stock offering, offset by cash used for operations of ($0.7 million), cash used for investing activities of ($1.6 million) and debt repayments of ($0.2 million).

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At June 30, 2010, the company had available a $2.5 million revolving credit facility; no borrowings are outstanding under this facility. The company has outstanding debt of $1.7 million under a term loan which matures in March 2011.

Deferred revenue was $3.2 million at June 30, 2010 compared to $3.4 million at December 31, 2009. Deferred revenue represents amounts billed to customers that will be recognized as revenue in future quarters as the company’s products and services are utilized.

During the quarter ended June 30, 2010, the company capitalized $0.6 million of costs for the development of internal software related to the XBRL filings business, and purchased equipment totaling $0.1 million, all of which are included in property and equipment.

KEY FINANCIAL METRICS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2009	2010	2009	2010
XBRL filings	$768	$1,733	$1,010	$2,683
Data and solutions	2,092	1,888	4,255	3,811
Subscriptions	1,707	1,399	3,537	2,892

Total Revenues	$4,567	$5,020	$8,802	$9,386

Cost of revenues	$(1,181)	$(2,032)	$(2,332)	$(3,462)
Operating expenses	(3,678)	(4,233)	(7,749)	(8,048)
Interest, net	(91)	(84)	(201)	(156)

Net loss	(383)	(1,329)	(1,480)	(2,280)
Interest, net	91	84	201	156

Operating loss	(292)	(1,245)	(1,279)	(2,124)
Severance costs	—	—	57	227
Stock compensation	318	184	784	380
Amortization and depreciation	533	724	1,030	1,388

Adjusted EBITDA	$559	$(337)	$592	$(129)

In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding adjusted EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. As the company defines it, adjusted EBITDA also excludes severance costs and the non-cash charge for stock compensation expense. As required by the SEC, the company provides the above reconciliation to net loss, which is the most directly comparable GAAP measure. The company presents adjusted EBITDA as it is a common

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alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the company by excluding certain non-cash expenses, such as stock compensation expense, as well as non-operating items that are not indicative of its core operating results. Furthermore, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. As adjusted EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net loss or any other GAAP measure. Because not all companies calculate adjusted EBITDA in the same manner, the Company’s definition of adjusted EBITDA might not be consistent with that of other companies.

EDGAR Online will hold its quarterly conference call to review results for the quarter ended June 30, 2010 today, Wednesday, August 11, 2010, at 5:00 p.m. EDT.

EDGAR Online CEO and President, Philip Moyer, and CFO, David Price, will host the call. To participate, please dial (877) 407-8031 (toll-free for domestic callers) or (201) 689-8031 (international callers). The call will also be broadcast simultaneously and archived on the Internet at: http://www.edgar-online.com/investor/.

Investors can access the teleconference replay beginning August 11, 2010 after 7:00 p.m. EDT through August 18, 2010. To access the replay, dial (877) 660-6853 (domestic) or (201) 612-7415 (international). The account number is 286 and the conference ID is 354690.

About EDGAR Online, Inc.

EDGAR Online, Inc. (Nasdaq: EDGR) is a leading provider of XBRL (eXtensible Business Reporting Language) filing services, data sets and analysis tools. Our data products provide highly detailed fundamental financial information along with the source documents and are created through the use of proprietary high speed software that automates much of the data extraction and calculation processes. Our XBRL Filing service uses parts of this same proprietary data extraction and processing software along with personnel skilled in accounting, rigorous quality processes and additional proprietary tools to assist public companies in the creation of XBRL filings for submission to the U.S. Securities and Exchange Commission. Our XBRL analysis tool is a proprietary software tool that assists users in analyzing both our own proprietary XBRL data sets and industry standard XBRL data files. We deliver our data and analysis products via online subscriptions, as data licenses directly to end-users, embedded in other web sites and through a variety of redistributors. We deliver our filings services primarily through partnerships with financial printers and other providers of SEC compliance services. For more detailed information on all of our businesses or to contact us please visit our Web site at www.edgar-online.com.

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance and include, without limitation, statements regarding our future growth prospects, future demand for our XBRL business, future innovations in our data and solutions and subscriptions business the integration of UBmatrix into our business and the approval by our shareholders of certain transactions contemplated by the merger agreement. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual

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results to differ from those contained in forward-looking statements, including, but not limited to risks associated with (i) our ability to increase revenues, (ii) our ability to obtain profitability, (iii) our ability to obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, (x) changes in our business strategies, (xi) the merger with UBmatrix, Inc. and the integration of its business into ours and (xii) a failure of our shareholders to approve certain transactions contemplated by the merger agreement with UBmatrix or a failure of either party to meet any of the other conditions to closing the merger.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

Additional Information

In connection with the proposed issuances of EDGAR Online stock in the merger contemplated by the Agreement and Plan of Merger and in a related transaction, EDGAR Online will file with the SEC a proxy statement. EDGAR Online will mail the proxy statement to its stockholders. EDGAR Online urges investors and security holders to read the proxy statement regarding the proposed issuances when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding these transactions, free of charge, at the SEC’s web site (www.sec.gov). You may also obtain these documents free from EDGAR Online at www.edgar-online.com, or by contacting the EDGAR Online Investor Relations Department at (203) 852-5660.

EDGAR Online and its directors, executive officers and certain other members of management and employees may be soliciting proxies from EDGAR Online stockholders in favor of the stock issuances. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the EDGAR Online stockholders in connection with the proposed stock issuances will be set forth in the proxy statement when it is filed with the SEC. You can find information about EDGAR Online’s executive officers and directors in the proxy statement for EDGAR Online’s 2009 annual meeting of stockholders, filed with the SEC on April 27, 2009, and in its Current Report on Form 8-K, filed with the SEC on January 29, 2010. Free copies of these documents may be obtained from EDGAR Online as described above.

FINANCIAL TABLES FOLLOW

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Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2009	2010	2009	2010
Revenues:
XBRL filings	$768	$1,733	$1,010	$2,683
Data and solutions	2,092	1,888	4,255	3,811
Subscriptions	1,707	1,399	3,537	2,892

Total revenues	4,567	5,020	8,802	9,386

Total cost of revenues	1,181	2,032	2,332	3,462

Gross profit	3,386	2,988	6,470	5,924

Sales and marketing	820	732	1,749	1,436
Product development	455	423	1,013	832
General and administrative	1,870	2,354	3,900	4,165
Severance costs	—	—	57	227
Amortization and depreciation	533	724	1,030	1,388

Total operating expenses	3,678	4,233	7,749	8,048

Operating loss	(292)	(1,245)	(1,279)	(2,124)

Interest expense, net	(91)	(84)	(201)	(156)

Net loss	(383)	(1,329)	(1,480)	(2,280)
Dividend on preferred stock	—	(339)	—	(575)
Accretion of beneficial conversion feature	—	(26)	—	(28)

Net loss to common shareholders	$(383)	$(1,694)	$(1,480)	$(2,883)

Weighted average shares outstanding - basic and diluted	26,759	26,942	26,709	26,908

Net loss per share – basic and diluted	$(0.01)	$(0.06)	$(0.06)	$(0.11)

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EDGAR Online, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2009*	June 30, 2010
	(unaudited)

Assets

Cash, cash equivalents and short-term investments	$2,323	$11,073
Accounts receivable, net	2,360	3,031
Other assets	248	240

Total current assets	4,931	14,344

Property and equipment, net	2,726	3,514
Goodwill	2,189	2,189
Intangible assets, net	1,706	1,083
Other assets	631	454

Total assets	$12,183	$21,584

Liabilities and Stockholders’ Equity

Accounts payable and accrued expenses	$2,546	$2,888
Deferred revenues	3,370	3,227
Current portion of long-term debt	500	1,687

Total current liabilities	6,416	7,802

Long-term debt	1,408	—
Other long-term liabilities	250	242

Total liabilities	8,074	8,044

Redeemable preferred stock	—	11,582

Common stockholders’ equity:
Common stock	279	279
Treasury stock	(1,731)	(1,686)
Additional paid-in capital	74,347	74,431
Accumulated deficit	(68,786)	(71,066)

Total common stockholders’ equity	4,109	1,958

Total liabilities, redeemable preferred stock and common stockholders’ equity	$12,183	$21,584

*	Derived from the company’s audited December 31, 2009 financial statements.